ORIGINAL

CLIENT COPY

MINERAL PROPERTY OPTION AGREEMENT

THIS MINERAL PROPERTY OPTION AGREEMENT is made and entered into effective as of the 19th day of July, 2007 as fully executed on this 14th day of ~~August~~ September, 2007 (the "**Execution Date**").

BETWEEN:

CHUCK STEIN, having an address for notice and delivery located at c/o Hull & Branstetter Chartered, Attorneys At Law, of 416 River Street, P.O. Box 709, Wallace, Idaho, U.S.A., 83873-0709

(hereinafter referred to as the "**Optionor**");

OF THE FIRST PART

AND:

SILVERDALE MINING CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery and an executive office located at 435 Silverdale Place, North Vancouver, British Columbia, Canada, V7N 2Z6

(hereinafter referred to as "**Optionee**").

OF THE SECOND PART

WHEREAS:

A. The Optionor has represented to the Optionee that it is the sole recorded and beneficial owner in and to the mineral interests which comprise eight unpatented mining claims which are better known and described as the "Corby", "Corby FR", "Walker", "Linda", "Eddie", "Smokey", "Dorian" and "Valerine" claims and which are located near Pinehurst, Shoshone County, Idaho, U.S.A. (collectively, the "**Property**"); and which mineral interests comprising the Property being more particularly described in Schedule "A" which is attached hereto;

B. The Optionor now wishes to grant to the Optionee the exclusive right and option to acquire an undivided 100% right, title and interest in and to the mineral rights to the Property on the terms and conditions hereinafter set forth in this agreement (the "**Agreement**"); and

C. This Agreement supersedes and replaces, in its entirety, that certain letter agreement, dated for reference July 19, 2007, as entered into between the parties hereto and respecting the within option to acquire the Property.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the mutual covenants herein set forth and the sum of $1.00 of lawful money of the United States now paid by the Optionee to the Optionor (the receipt whereof is hereby acknowledged), the parties hereto do hereby mutually covenant and agree as follows:

1. **Definitions**

The following words, phrases and expressions shall have the following meanings as set forth in this Agreement:

(a) "Escrow Agent" means Kootenai County Title Company, 810 Sherman Avenue, Coeur d'Alene, Idaho.

(b) "**Expenditures**" includes all direct or indirect expenses net of payments to the Optionor pursuant to Section 4 hereof of or incidental to Mining Operations. The certificate of the Controller or other financial officer of the Optionee, together with a statement of Expenditures in reasonable detail, shall be *prima facie* evidence of such Expenditures;

(c) "**Mineral Products**" means the commercial end products derived from operating the Property as a mine;

(d) "**Mineral Rights**" means the right to all minerals on, in or under the Property;

(e) "**Mining Operations**" includes:

(i) every kind of work done on or with respect to the Property or the mineral products derived therefrom by or under the direction of the Optionee; and

(ii) without limiting the generality of the foregoing, includes the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, writing and printing of reports, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, bonification or ores and concentrates, as well as the separation and extraction of Mineral Products;

(f) "**Option**" means the option granted by the Optionor to the Optionee to acquire an undivided 100% right, title and interest in and to the Property as more particularly set forth in Section 4 hereof;

(g) "**Option Period**" means the period from the date hereof to the date at which the Optionee has performed its obligations to acquire its 100% interest in the Property as set out in Section 4 hereof;

(h) **"Property"** means the mineral interests and claims described in Schedule "A" which is attached hereto; and

(i) **"Work Program"** means a program of work reasonably acceptable to both parties in respect of the Property, contained in a written document setting out in reasonable detail:

(i) an outline of the Mining Operations proposed to be undertaken and conducted on the Property, specifically stating the period of time during which the work contemplated by the proposed program is to be done and performed;

(ii) the estimated cost of such Mining Operations including a proposed budget providing for estimated monthly cash requirements in advance and giving reasonable details; and

(iii) the identity and credentials of the person or persons undertaking the Mining Operations so proposed if not the Optionee.

2. **Headings**

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof.

3. **Singular, Plural**

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or *vice versa*, as the context so requires.

4. **Option**

The Optionor hereby grants to the Optionee the sole exclusive right and Option to earn a 100% interest in and to the Property, and which Option may be exercisable by the Optionee in the following manner and during the Option Period as follows:

(a) On the execution of this agreement, or as otherwise indicated below:

(i) the Optionee paying the initial sum of U.S. $50,000 to the Optionor by way of certified cheque, bank draft or wire transfer to the order and direction of the Optionor (in each instance a **"Cash"** payment);

(ii) the Optionee issuing from its treasury to the Optionor an initial 100,000 fully paid and non-assessable restricted common shares in the capital of the Optionee (each a **"Share"**), shares to be issued within 30 days after the company goes public; and

(iii) the Optionee making initial Expenditures of U.S. $100,000 on any of the mineral interests comprising the Property:

(b) By the second anniversary date of the Execution Date of this Agreement:

(i) the Optionee paying an additional U.S. $100,000 to the Optionor by way of Cash;

(ii) the Optionee issuing from its treasury to the Optionor an additional 150,000 non-assessable restricted common Shares in the capital of the Optionee; and

(iii) the Optionee making additional Expenditures of U.S. $200,000 on any of the mineral interests comprising the Property;

(c) By the third anniversary date of the Execution Date of this Agreement:

(i) the Optionee paying a further U.S. $350,000 to the Optionor by way of Cash;

(ii) the Optionee issuing from its treasury to the Optionor a further 250,000 non-assessable restricted common Shares in the capital of the Optionee; and

(iii) the Optionee making further Expenditures of U.S. $300,000 on any of the mineral interests comprising the Property; and

(d) By the fourth anniversary date of the Execution Date of this Agreement:

(i) the Optionee paying a final U.S. $500,000 to the Optionor by way of Cash;

(ii) the Optionee issuing from its treasury to the Optionor a final 500,000 non-assessable restricted common Shares in the capital of the Optionee; and

(iii) the Optionee making final Expenditures of U.S. $400,000 on any of the mineral interests comprising the Property.

Upon the Optionee having satisfied each of the Cash payment, Share issuance and Expenditure obligations set forth above, the Optionee shall be deemed, without any further act, to have exercised the Option (the "**Exercise**") and shall be entitled to all deeds and documents held in escrow granting Optionee an undivided 100% right, title and interest in and to the Property.

In this regard the Optionor hereby acknowledges and agrees that the Optionee makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Optionee to the Optionor in reliance upon an exemption contained in certain sections of the United States *Securities Act* of 1933 (the "**Securities Act**"), that the Shares will be "restricted securities" as defined by Rule 144(a)(3) promulgated under the Securities Act and that the Shares will be subject to a trading restriction in the United States for a period of at least 24 months from the date of issuance in each such

instance. In addition, the Optionor hereby also acknowledges and understands that neither the sale of the Shares which the Optionor is acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Optionor also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

> "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions."

and the Optionor hereby consents to the Optionee making a notation on its records or giving instructions to any transfer agent of the Optionee in order to implement the restrictions on transfer set forth and described hereinabove.

5. **Manager and Operator**

During the Option Period:

(a) the Optionee shall have the right to act as the Operator and be responsible for carrying out Work Programs on the Property; and

(b) the Optionee will manage the exploration drilling program for the Property.

6. **Exercise of Option**

(a) This Agreement is solely contingent upon the execution of an easement from the Optionor for ingress and egress to the mining claims. Such easement shall be for a (30) foot wide right-of-way over the property of the Optionor and shall be along the most southerly border, shall be non-exclusive and shall not interfere with the other tenants of Optionor. Should no easement be executed, then and in that event this Option Agreement will terminate including all duties and obligations hereunder, and Optionor shall be allowed to retain $10,000 from the cash payment which shall be for liquidated damages. All other duties and obligations hereunder will however cease.

(b) The Optionee may, in its sole discretion at any time, accelerate the Cash payments of the consideration, the Share issuances and the incurrence of the Expenditures on the Property required by Section 4 to exercise the Option and thereby earlier acquire its interest in the Property. If and when the Option has been exercised, a 100% right, title and interest in and to the Property will vest in the Optionee free and clear of all charges, encumbrances and claims caused by Optionor.

7. **Transfer of Title and holding of Optionee Transfer in escrow pending Option exercise**

Upon the execution of this Agreement the Optionor will deliver, or cause to be delivered, to the Escrow Agent to be held in escrow pending the due and complete exercise of the within Option, a duly executed transfer or transfers of title in respect of the Property in favour of the Optionee (collectively, the "**Optionee Transfer**"). Upon written confirmation from each of the Optionor and the Optionee as to the due and complete Exercise of the Option by the Optionee in accordance with Section 4 hereof, the Escrow Agent will be entitled to deliver to the Optionee the Optionee Transfer and, thereupon, the Optionee shall be entitled to record the Optionee Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name at any time following the Exercise.

In addition, and prior to the due and complete exercise of the within Option, the Optionee, with the assistance of the Optionor, shall be entitled to record a Memorandum of Agreement with the appropriate government offices in order to provide notice of the existence of the Optionee's Option herein.

8. **Right of Entry**

Throughout the Option Period the directors and officers of the Optionee, together with the Optionee's duly authorized servants, agents and independent contractors, will have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development, milling, refining, and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, mineral and metals for the purpose of obtaining assays or making other tests.

9. **Assignment by the Optionee**

During the Option Period the Optionee may sell, transfer, joint venture, assign, mortgage, pledge or otherwise encumber its interest in this Agreement or its right or interest in the Property with the consent of the Optionor and such consent shall not be unreasonably withheld. However, such assignment shall be contingent on the assignor being financially prepared to meet with financial obligations contained in this Agreement and such assignor shall have experience in conducting a mining operation, such that the assignor can meet the duties and obligations contained in this Agreement. It will be a condition of any assignment under this

Agreement that such assignee shall agree in writing to be bound by the terms of this Agreement applicable to the assignor.

10. **Termination**

This Agreement shall forthwith terminate in circumstances where:

(a) the Optionee fails to make the Cash payments or Share issuances provided for or complete the Expenditures required of it by Section 4 of this Agreement on or before the dates set out therein, and the Optionor elects to terminate in accordance with Section 21 hereof;

(b) the Optionee gives notice of termination to the Optionor, which it shall be at liberty to do at any time after the execution of this Agreement. If and when the Optionee elects to terminate this Agreement, the Optionee shall ensure that the Property remains in good standing for a period of six months following the termination date; provided, however, that all accrued but unpaid obligations due as of the date of termination as set forth in Section 4 above, shall remain an obligation until satisfied which shall survive the termination of this Agreement, or;

(c) the parties mutually agree in writing.

11. **Representations, Warranties and Covenants of the Optionor**

The Optionor represents, warrants and covenants to and with the Optionee as follows:

(a) Optionor makes no representations of mineral potential. Optionee has performed its own due diligence and enters into this Agreement on its own inspection of the property.

(a) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which he is a party;

(b) the Property is accurately described in Schedule "A", is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances other than those of which the Optionee has been advised in writing;

(c) the Property has been operated substantially in accordance with all applicable and environmental laws and, to the knowledge of the Optionor, there are no environmental conditions existing on the Property caused by Optionor; but the parties hereto understand and acknowledge that the property is in a Federally declared Superfun (CERCLA) site, to which any material remedial action is

required or any material liability has or may be imposed under applicable environmental law;

(d) the Optionor is the sole recorded and beneficial owner of the Property or mining claims only and has the exclusive right to enter into this Agreement and all necessary authority to transfer his interest in the Property, or mining claims in accordance with the terms of this Agreement; paramount title being held by the United States government, subject to the Mining Laws of 1872, as amended or as may be amended in the future.

(e) no person, firm or corporation has any proprietary or possessory interest in the Property other than the Optionor, and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Property other than the government of the State of Idaho pursuant to statute; and

(f) upon request by the Optionee, and at the sole cost of the Optionee, the Optionor shall deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in his possession respecting the Property.

12. <u>Representations, Warranties and Covenants of the Optionee</u>

The Optionee represents, warrants and covenants to and with the Optionor that:

(a) the Optionee is a company duly organized validly existing and in good standing under the laws of the State of Nevada, U.S.A.;

(b) the Optionee has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) this Agreement constitutes a legal, valid and binding obligation of the Optionee;

(f) during the Option Period the Optionee will keep the Property in good standing, complying with all federal and state laws and agrees to provide Optionor with proof of filings with the Bureau of Land Management or the State of Idaho free and clear of all liens, charges and encumbrances, will carry out all Mining Operations on the Property in a miner-like fashion and will obtain all necessary licenses and permits as shall be necessary.

13. **Indemnity and Survival of Representations**

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

The Optionee agrees to indemnify and save harmless the Optionor from any liability to which he may be subject arising from any Mining Operations carried out by the Optionee or at is direction on the Property.

14. **Confidentiality**

The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Mineral Rights or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party.

15. **Notice**

All notices, consents, demands and requests (in this Section 15 each called a "**Communication**") required or permitted to be given under this Agreement shall be in writing and may be delivered personally, sent by telegram, by telex or telecopier or other electronic means or may be forwarded by first class prepaid registered or certified mail return receipt requested to the parties at their addresses first above written. Any Communication delivered personally or sent by telegram, telex or telecopier or other electronic means shall be deemed to have been given and received on the first business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered.

16. **Further Assurances**

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

17. **Entire Agreement**

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no

implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

18. Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Idaho applicable therein. The parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Idaho. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of the *American Arbitration Association*. The prevailing party shall be entitled to its attorneys fees and costs, including attorneys fees and costs for arbitration, litigation and on appeal.

19. **Idaho Foreign Corporation**

Optionee agrees to become qualified as a foreign corporation doing business in the State of Idaho within (30) days of the execution of the Agreement.

20. Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

21. Default

Notwithstanding anything in this Agreement to the contrary if any party (a **"Defaulting Party"**) is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless 30 calendar days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default including, without limiting, termination of this Agreement. For greater certainly, in the case of default of an obligation under Section 4 hereof, "reasonable steps" shall mean payment of the amounts or incurrence of the Expenditures that are in default within the 30 calendar day period.

22. Technical Data

In circumstances where this Agreement is terminated prior to Exercise, the Optionee shall deliver over to the Optionor all technical data and other documents and information then in its possession respecting the Property.

23. Payments

All references to monies hereunder shall be in United States funds.

24. **Option Only**

This is an option only and, except as herein specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments, and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment or payments that have not yet accrued.

25. **Broker or Finder's Fees**

Optionor is under no obligation and is not required to pay any broker or finder's fees.

26. **Supersedes Previous Agreements**

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement effective as of the date first above written.

CHUCK STEIN

Signature of the Optionor

SILVERDALE MINING CORP.

Per:

Jim Mackenzie, President
Authorized Signatory for the Optionee

SCHEDULE "A"

Description of the Property

Tenure Number	Tenure Type	Claim Name	Owner	Map Number	Good To Date	Status	Mining Division	Area
	Mining claim	Corby	Chuck Stein			Goodstanding		
	Mining claim	Corby FR	Chuck Stein			Goodstanding		
	Mining claim	Walker	Chuck Stein			Goodstanding		
	Mining claim	Linda	Chuck Stein			Goodstanding		
	Mining claim	Eddie	Chuck Stein			Goodstanding		
	Mining claim	Smokey	Chuck Stein			Goodstanding		
	Mining claim	Dorian	Chuck Stein			Goodstanding		
	Mining claim	Valerine	Chuck Stein			Goodstanding		

CLIENT COPY

Bureau of Land Management
Idaho State Office
1387 South Vinnell Way
Boise, ID 83709

NOTICE OF TRANSFER OF INTEREST

Claim	IMC No.	Shoshone County Location Notice No.
Corby	179828	379281
Corby FR	179829	379282
Walker	179833	379285
Linda	179834	379288
Eddie	179835	379286
Smokey	179832	379283
Dorian	179831	379287
Valerine	179830	379284

Gentlemen:

Notice is hereby provided that Silverdale Mining Corp. has purchased the above unpatented mining lode claims situated in Shoshone County, Idaho. The claims have been purchased from Charles A. Stein. The address of Silverdale Mining Corp is:

Silverdale Mining Corp.
435 Silverdale Place
North Vancouver, Ontario, Canada
V7N 2Z6

A copy of the recorded Quitclaim Deed, with recording information, is enclosed. Also enclosed is a check representing the Transfer of Interest fee for the eight (8) claims.

Sincerely,

Charles A. Stein

MKB/pwk
Enclosures

ORIGINAL

CLIENT COPY

QUITCLAIM DEED

THIS QUITCLAIM DEED is made effective this 26th day of September, 2007, between Charles A. Stein, a married man dealing with his sole and separate property, ("GRANTOR"), and Silverdale Mining Corporation, a Nevada corporation, of 435 Silverdale Place, North Vancouver, British Columbia, Canada, V7N 2Z6, ("GRANTEE").

WITNESSETH:

1. Conveyance of Unpatented Lode Mining Claims. Grantor, for good and valuable consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration paid to him by Grantee, the receipt whereof is hereby acknowledged, does REMISE, RELEASE and forever quitclaim unto GRANTEE, and to Grantee's heirs, executors, successors, administrators, representatives, agents and assigns, all of the Grantor's right, title and interest to those unpatented mining claims located in the Yreka Mining District, County of Shoshone, State of Idaho, more particularly described in Exhibit "A" attached hereto and incorporated herewith as if fully set forth herein, (the "Claims").

TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issue and profits thereof.

And GRANTOR does hereby acknowledge that it is the intention of this instrument to convey not only his entire present interest in the above-described property, but also any, every and all right, title and interest hereafter acquired by GRANTOR, his executors, heirs, successors, representatives, administrators, agents and assigns, of whatever kind and however derived.

TOGETHER with all minerals and all veins and lodes of mineral-bearing rock therein and all dips, spurs and angles thereof.

SUBJECT to any and all existing easements and reservations or other matters of record.

TO HAVE AND TO HOLD all of the right, title and interest of Grantor in and to said Claims, together with the appurtenances, unto Grantee, its executors, heirs, successors, representatives, administrators, agents and assigns forever.

Exhibit "A"

Unpatented Mining Lode Claims

Claim	IMC No.	Shoshone County Location Notice No.
Corby	179828	379281
Corby FR	179829	379282
Walker	179833	379285
Linda	179834	379288
Eddie	179835	379286
Smokey	179832	379283
Dorian	179831	379287
Valerine	179830	379284